STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (this "Agreement") is entered into this 22nd day of November, 2013 (the "Effective Date"), by and between DAVID MATHEWS (the "Seller"), and TEXAS GULF ENERGY, INCORPORATED, a Nevada corporation (the "Company"). The Company and the Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, the Seller owns certain capital stock in the Company, in amounts consisting of 15,667,806 shares of Common Stock, par value $0.00001 per share ("Common Stock"), and 966,667 shares of Series A Convertible Preferred Stock, par value $0.0001 per share ("Series A Stock") (collectively, such shares of Common Stock and Preferred Stock, the "Seller's Shares"); and

WHEREAS, the Seller wishes to surrender to the Company all of its right title and interests in and to the Seller's Shares in exchange for a promissory note issued by the Company on behalf of the Seller in the amount of One Million Dollars (US$1,000,000.00) containing the terms and in the form set forth as Exhibit A attached hereto (the "Promissory Note").

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Parties, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1. Recitals. The foregoing recitals are true and correct in all respects and are hereby incorporated by reference herein.

2. Redemption of Seller's Shares; Consideration. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Company, and the Company shall purchase and redeem from the Seller, the Seller's Shares. In consideration for the Seller's Shares, the Company has made and will perform certain covenants and agreements herein (as set forth in Section 2.1 below, the "Consideration"). The Seller hereby irrevocably acknowledges and agrees that the Consideration represents a fair and equitable consideration for the Seller's Shares and hereby irrevocably waives any and all rights to object to the amount or the method of determining the Consideration. The Consideration for, and redemption of the Seller's Shares by the Company, shall consist of, and be administered in accordance with the following:

2.1 Promissory Note. On the Effective Date, the Company shall execute and deliver the Promissory Note to the Seller.

2.2 Delivery of Seller's Shares. On the Effective Date, the Seller shall deliver the certificates representing the Seller's Shares to the Company (the "Stock Delivery"). The Seller's Shares shall thereby be deemed redeemed by the Company and the Seller shall take all necessary actions to execute and deliver such transfer agent instructions, and other instruments and documentation, including but not limited to stock powers in the form attached hereto as Exhibit B (collectively, the "Redemption Instruments"), to otherwise affect the redemption of the Seller's Shares by the Company, as shall be processed by the Company's transfer agent (the "Redemption").

3. Closing. The delivery of the Promissory Note, Redemption Instruments and Stock Delivery shall on the Effective Date (the "Closing"). Notwithstanding anything herein to the contrary, the Closing shall be deemed effective for economic and accounting purposes as of the close of business on November 22, 2013.

4. Representations and Warranties of the Seller. The Seller represents and warrants to the Company as follows:

4.1 This Agreement constitutes the legal, valid, and binding obligation of the Seller, and is enforceable against the Seller in accordance with its terms. The Seller is the record and beneficial owner of the Seller's Shares, free of any and all liens, options, pledges, security interests or restrictions of any kind other than the restrictions on the Seller's Shares. The Seller has the full power and authority to execute and deliver this Agreement and the Redemption Instruments. The Seller has the full power and authority to transfer the Seller's Shares to the Company pursuant to the terms of this Agreement and to perform all of its other obligations under this Agreement and the Redemption Instruments.

4.2 The Seller's Shares represent all of the equity ownership interest, direct or indirect, beneficial or otherwise, of the Seller in the Company.

4.3 The Seller is not required to obtain any consent from, or provide any notice to, any person or entity in connection with the execution and delivery of this Agreement or the Redemption Instruments or the consummation of the transactions contemplated hereby.

4.4 Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby, directly or indirectly (with or without notice or lapse of time) shall: (i) cause the Company to become subject to, or become liable for, the payment of any tax; or (ii) conflict with, or result in a violation or breach of any provision of, any contract or agreement to which the Seller is a party.

4.5 There is no lawsuit, proceeding or investigation pending against Seller that would prevent or delay consummation of the transactions contemplated hereby or would materially and adversely affect the Seller's Shares or the Company's ability to acquire the Seller's Shares as provided herein. There is no action or suit by Seller pending or threatened against others relating to the Seller's Shares.

4.6 The Seller agrees, effective upon the Closing, to indemnify, defend and hold harmless the Company, and its officers, directors, agents, and representatives from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, asserted against or incurred by them resulting from a breach of the representation and warranty of the Seller contained in this Section 4 and the covenants contained in this Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to the Seller as follows:

5.1 This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the full power and authority to execute, deliver and perform this Agreement. The Company has

the full power and authority to redeem the Seller's Shares in the Company pursuant to the terms of this Agreement and to perform all of its other obligations under this Agreement.

5.2 Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby, directly or indirectly (with or without notice or lapse of time) shall: (i) cause the Seller to become subject to, or become liable for, the payment of any tax; or (ii) conflict with, or result in a violation or breach of any provision of, any contract or agreement to which the Company is a party.

6. Additional Covenants. The Seller shall cooperate with and provide all information that is necessary or reasonably requested to the Company in connection with the preparation and filing of any and all federal, state, local and foreign income tax returns which relate to the Company and to periods prior to the date of this Agreement but which are not required to be filed until after the date of this Agreement.

7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

9. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth on the signature page hereto (or to such other addresses as a Party may designate by notice to the other Party).

10. Governing Law; Venue. This Agreement and any dispute arising in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts-of-laws principles that would require the application of any other law. Any suit arising out of or in any way related to this Agreement and/or the redemption of the Seller's Shares shall be brought in the state or federal courts situated in Harris County, Texas.

11. Seller Remedies. In the event that of a breach hereunder by the Company or the occurrence of an Event of Default (as such term is defined in the Promissory Note); then the Seller's sole remedy shall be that he is entitled to the return of any Seller's Shares that the Company has not become entitled to redeem under Section 2.2 herein, provided that Seller deliver to the Company and K&L an executed and sworn affidavit that the Company has committed a breach or Event of Default, upon which the Company's obligations hereunder shall terminate.

12. Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, as the other Party or Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Redemption.

13. Entire Agreement and Modification. This Agreement supersedes all prior agreements between or among the Parties with respect to its subject matter constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter, except as otherwise set forth herein. No provisions of this Agreement may be amended except by a written agreement of the Company and the Seller. The exchange of copies of this Agreement shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Except as expressly provided in this Agreement, the use of the term "hereof", "herein" or words of similar import refer to this Agreement as a whole.

14. Consultation With Counsel; Voluntary Execution. Each of the Parties has had the opportunity to consult with counsel of their own choosing, and has either discussed with such counsel the provisions of this Agreement and the Redemption or has freely and voluntarily elected not to discuss such provisions with counsel. Each of the Parties has executed this Agreement and the Redemption Instruments voluntarily and with full knowledge of their significance and without any coercion or duress from the other Party. Each of the Parties has read and understands the purpose and effect of every provision of this Agreement.

15. Assignments, Successors and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any other person or entity other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement is for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

16. Attorneys' Fees. If litigation is brought concerning this Agreement or any of the transactions contemplated hereby, the prevailing Party shall be entitled to receive from the non-prevailing Party, and the non-prevailing Party shall upon final judgment and the expiration of all appeals immediately pay on demand, all reasonable attorneys' fees and expenses of the prevailing Party.

17. WAIVER OF JURY TRIAL. EACH OF COMPANY AND SELLER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS AGREEMENT.

18. Non-Disparagement. Seller agrees that, in any communications with the press or other media or any client or customer of Company, its subsidiaries, parent or its affiliates ("TXGE Companies"), he will not criticize, ridicule or make any statement which disparages or is derogatory of the (a) TXGE Companies, (b) products or services of the TXGE Companies or (c) any of the TXGE Companies' respective directors, stockholders, officers or employees.

19. Negotiated Agreement. The Parties have fully participated in the Agreement's negotiation and preparation. Accordingly, this Agreement shall not be more strictly construed against either of the Parties.

**** Signatures Appear on the Following Page ****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

TEXAS GULF ENERGY, INCORPORATED
a Nevada corporation

By: ______________________
Name: Craig Crawford
Title: Chief Executive Officer

Address:

1602 Old Underwood Road
La Porte, TX 77571
Attn: Chief Executive Officer

With a copy to:

K&L Gates LLP
200 S. Biscayne Boulevard
Suite 3900
Miami, Florida 33131
Attn: Clayton E. Parker, Esq.

SELLER:

DAVID MATHEWS

By: ______________________
Name: David Mathews

Address: 2401 CEDAR BAYOU RD
BAYTOWN, TX 77520

MI-441110 v5